FOR RELEASE ON: February 4, 2019

CONTACT:    Robert Cherry, VP - Business Development & Investor Relations
608-361-7530
robert.cherry@regalbeloit.com

Regal Beloit Corporation Announces Fourth Quarter 2018 Financial Results

•	Strong Organic Sales Growth

•	Increased Operating Margin

•	Strong Free Cash Flow

•	Record Year for Net Sales and Diluted EPS

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported fourth quarter 2018 diluted earnings per share of $1.28, up 11% from the prior year. Fourth quarter 2018 adjusted diluted earnings per share* were $1.41, up 23% from the prior year. Full year 2018 diluted earnings per share were $5.26, up 11% from the prior year. Full year 2018 adjusted diluted earnings per share were $6.00, up 23% from the prior year.

Key financial results for the fourth quarter 2018 included:

•
Total net sales of $881.7 million increased 7.4% from the prior year and included a negative 1.4% impact from foreign currency, a negative 0.4% impact from the businesses divested/to be exited, and a positive 3.9% impact from acquisitions. The result was a positive organic sales growth rate of 5.2%.

•
Income from operations was $89.8 million or 10.2% of net sales, up 60 basis points from prior year. Adjusted income from operations was $92.9 million or 10.7% of adjusted net sales, up 80 basis points from prior year.

•	Net cash provided by operating activities was $112.4 million and capital expenditures totaled $18.4 million, resulting in free cash flow of $94.0 million or 169.1% of net income.

•	Repurchased 645,349 shares for a total of $49.5 million.

Fourth quarter 2018 segment results versus the prior year fourth quarter included:

•
Commercial and Industrial Systems Segment net sales were $436.7 million, an increase of 7.1%. Acquisitions had a positive impact of 7.7%, and foreign currency had a negative 1.8% impact. The result was a positive organic sales growth rate of 1.3% driven by strength in power generation, oil & gas, and commercial HVAC partially offset by weakness in Asia. Operating margin was 7.4%. Excluding $1.7 million in restructuring and related costs and other net adjustments of $0.3 million, adjusted operating margin was 7.8%.

•
Climate Solutions Segment net sales were $232.2 million, an increase of 7.3%. The business to be exited had a negative 0.9% impact, and foreign currency had a negative 1.2% impact. The result was an organic sales growth rate of 9.4% driven by strength in North American residential HVAC and commercial refrigeration partially offset by weakness in international markets. Operating margin was 14.3%. Excluding restructuring and related costs of $0.4 million and other net adjustments of negative $0.3 million, adjusted operating margin was 15.0% of adjusted net sales.

•
Power Transmission Solutions Segment net sales were $212.8 million, an increase of 8.2%. Foreign currency had a negative 0.7% impact. The result was a positive organic sales growth rate of 9.0% driven by

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

increased demand in distribution and oil & gas. Operating margin was 11.5%. Excluding restructuring and related costs of $0.1 million and other net adjustments of $0.9 million, adjusted operating margin was 11.9%.

“The fourth quarter was a strong close to a record year. Organic sales were up 5.2% and adjusted EPS were up 23%,” said Regal Chairman and CEO Mark Gliebe. “We ended the year with organic sales up 5.7% and adjusted EPS of $6.00, up 23%. Further we had the second consecutive year of improving adjusted operating margin and the eighth consecutive year of free cash flow exceeding adjusted net income.”

2019 Outlook

“Looking forward, we are entering the new year with momentum. Overall, we expect continued growth in 2019 despite tougher year-over-year comparisons. We expect a carryover price benefit from 2018, and we expect to see a positive impact from our new products targeted for the upcoming energy efficiency regulations. For 2019, our guidance assumes total year organic growth to be up low to mid-single digits, and we are expecting a third consecutive year of improvement in our adjusted operating margin.”

We are expecting adjusted diluted earnings per share of $6.15 to $6.55, which would make 2019 another record year for earnings,” continued Mr. Gliebe.

The Company forecasts 2019 GAAP diluted earnings per share of $6.59 to $6.99. The difference between the GAAP diluted earnings per share guidance and the adjusted diluted per share guidance relates to expected restructuring and related costs of $0.18 per share, gain on the sale of assets related to the recent divestiture of the engineered drives and control systems business of $0.70 per share, and remaining CEO transition costs of $0.08 per share.

The Company’s 2019 guidance excludes the sales and earnings from a number of businesses that have been or are expected to be divested or exited. The divestiture or exit of some of these businesses has not been previously disclosed. Please see the table in the appendix for details.

Conference Call

Regal will hold a conference call to discuss the earnings release at 9:00 am CST (10:00 am EST) on Tuesday, February 5, 2019. To listen to the live audio and view the presentation during the call, please visit Regal’s Investors website: http://investors.regalbeloit.com. To listen by phone or to ask the presenters a question, dial 1.888.317.6003 (U.S. callers) or 1.412.317.6061 (international callers) and enter 8263623# when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1.877.344.7529 (U.S. callers) or 1.412.317.0088 (international callers), replay access code 10127498#. Both will be accessible until May 7, 2019.

About the Company

Regal Beloit Corporation (NYSE: RBC) is a leading manufacturer of electric motors and controls, power generation products and power transmission products serving customers throughout the world. We create a better tomorrow by developing and responsibly producing energy-efficient products and systems.

Our company is comprised of three operating segments: Commercial and Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, visit RegalBeloit.com.

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this release may be forward-looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “forecast,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative of these terms or other similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; our overall debt levels and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; our ability to develop new products based on technological innovation and marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; risks associated with global manufacturing; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; prolonged declines in one or more markets we serve; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that we cannot control; product liability and other litigation, or claims by end users, government agencies or others that our products or our customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; effects on earnings of any significant impairment of goodwill or intangible assets; losses from failures, breaches, attacks or disclosures involving our information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including but not limited to those described in “Item 1A-Risk Factors” of the Company’s Annual Report on Form 10-K filed on February 27, 2018 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this release are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended		Twelve Months Ended
	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017
Net Sales	$881.7	$820.7	$3,645.6	$3,360.3
Cost of Sales	642.0	602.3	2,681.0	2,476.7
Gross Profit	239.7	218.4	964.6	883.6
Operating Expenses	149.9	139.8	599.4	552.5
Goodwill Impairment	—	—	9.5	—
Asset Impairments	—	—	8.7	—
Total Operating Expenses	149.9	139.8	617.6	552.5
Income from Operations	89.8	78.6	347.0	331.1
Other Expenses, net	0.3	0.3	1.5	1.0
Interest Expense	14.3	13.5	55.2	56.1
Interest Income	0.1	0.5	1.9	3.2
Income before Taxes	75.3	65.3	292.2	277.2
Provision for Income Taxes	18.8	12.7	56.4	59.1
Net Income	56.5	52.6	235.8	218.1
Less: Net Income Attributable to Noncontrolling Interests	0.9	1.1	4.6	5.1
Net Income Attributable to Regal Beloit Corporation	$55.6	$51.5	$231.2	$213.0
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.29	$1.16	$5.30	$4.78
Assuming Dilution	$1.28	$1.15	$5.26	$4.74
Cash Dividends Declared Per Share	$0.28	$0.26	$1.10	$1.02
Weighted Average Number of Shares Outstanding:
Basic	43.1	44.3	43.6	44.6
Assuming Dilution	43.4	44.7	43.9	44.9

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Dec 29, 2018	Dec 30, 2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$248.6	$139.6
Trade Receivables, less Allowances of $13.3 Million in 2018 and $11.3 Million in 2017	551.9	506.3
Inventories	767.2	757.1
Prepaid Expenses and Other Current Assets	233.0	171.4
Total Current Assets	1,800.7	1,574.4

Net Property, Plant, Equipment and Noncurrent Assets	2,806.1	2,813.8
Total Assets	$4,606.8	$4,388.2

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$424.8	$384.3
Other Accrued Expenses	241.2	226.5
Current Maturities of Debt	0.5	101.2
Total Current Liabilities	666.5	712.0

Long-Term Debt	1,306.6	1,039.9
Other Noncurrent Liabilities	295.2	281.6
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,310.5	2,325.5
Noncontrolling Interests	28.0	29.2
Total Equity	2,338.5	2,354.7
Total Liabilities and Equity	$4,606.8	$4,388.2

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Twelve Months Ended
	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$56.5	$52.6	$235.8	$218.1
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	36.1	34.1	142.4	137.2
(Gain) Loss on Disposal of Assets, Net	(2.4)	(0.5)	1.1	(2.5)
Gain on Disposal of Businesses	—	—	—	(0.1)
Impairment and Exit Related Costs	—	—	34.9	—
Share-Based Compensation Expense	6.4	3.3	16.9	13.6
Exit of Business	—	—	—	3.9
Change in Operating Assets and Liabilities	15.8	(32.6)	(68.4)	(78.3)
Net Cash Provided by Operating Activities	112.4	56.9	362.7	291.9
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(18.4)	(16.2)	(77.6)	(65.2)
Net Sales of Investment Securities	—	—	0.5	—
Business Acquisitions, Net of Cash Acquired	—	—	(161.5)	—
Proceeds from Sale of Assets	5.6	0.4	10.0	6.3
Proceeds Received from Disposal of Businesses	0.7	—	0.7	1.1
Net Cash Used in Investing Activities	(12.1)	(15.8)	(227.9)	(57.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings (Repayments) Under Revolving Credit Facility	53.0	(9.7)	78.6	1.8
Net (Repayments) Borrowings from Short-Term Borrowings	(0.1)	0.5	(0.7)	0.5
Proceeds from Long-Term Debt	—	—	900.2	0.3
Repayments of Long-Term Debt	(25.1)	(65.1)	(811.4)	(277.3)
Dividends Paid to Shareholders	(12.1)	(11.4)	(47.2)	(44.5)
Payments of Contingent Consideration	—	—	—	(5.3)
Proceeds from the Exercise of Stock Options	—	—	—	0.4
Repurchase of Common Stock	(49.5)	—	(127.8)	(45.1)
Distributions to Noncontrolling Interest	—	(5.7)	(1.6)	(17.4)
Shares Surrendered for Taxes	(0.1)	(0.3)	(3.5)	(4.0)
Purchase of Subsidiary Shares from Noncontrolling Interest	—	—	(0.8)	—
Financing fees paid	—	—	(3.5)	—
Net Cash Used in Financing Activities	(33.9)	(91.7)	(17.7)	(390.6)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(2.2)	3.6	(8.1)	11.6
Net Increase (Decrease) in Cash and Cash Equivalents	64.2	(47.0)	109.0	(144.9)
Cash and Cash Equivalents at Beginning of Period	184.4	186.6	139.6	284.5
Cash and Cash Equivalents at End of Period	$248.6	$139.6	$248.6	$139.6

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017
Net Sales	$436.7	$407.7	$232.2	$216.4	$212.8	$196.6	$881.7	$820.7
Net Sales for Businesses Divested/to be Exited	(0.1)	(0.4)	(9.7)	(10.7)	—	—	(9.8)	(11.1)
Adjusted Net Sales*	$436.6	$407.3	$222.5	$205.7	$212.8	$196.6	$871.9	$809.6

GAAP Operating Margin	7.4%	5.9%	14.3%	14.1%	11.5%	12.2%	10.2%	9.6%
Adjusted Operating Margin*	7.8%	6.1%	15.0%	15.3%	11.9%	12.2%	10.7%	9.9%

Components of Net Sales:
Organic Sales Growth*	1.3%	8.8%	9.4%	2.7%	9.0%	11.9%	5.2%	7.9%
Acquisitions	7.7%	—%	—%	—%	—%	—%	3.9%	—%
Businesses Divested/to be Exited	—%	(0.1)%	(0.9)%	(2.7)%	—%	—%	(0.4)%	(0.9)%
Foreign Currency Impact	(1.8)%	1.7%	(1.2)%	0.6%	(0.7)%	1.3%	(1.4)%	1.3%

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Twelve Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017
Net Sales	$1,782.0	$1,604.3	$1,024.8	$990.6	$838.8	$765.4	$3,645.6	$3,360.3
Net Sales for Businesses Divested/to be Exited	(1.4)	(1.9)	(52.6)	(60.4)	—	—	(54.0)	(62.3)
Adjusted Net Sales*	$1,780.6	$1,602.4	$972.2	$930.2	$838.8	$765.4	$3,591.6	$3,298.0

GAAP Operating Margin	7.1%	6.2%	11.3%	14.3%	12.4%	11.7%	9.5%	9.9%
Adjusted Operating Margin*	7.7%	6.9%	15.5%	15.5%	12.6%	11.4%	11.0%	10.4%

Components of Net Sales:
Organic Sales Growth	4.7%	4.7%	4.6%	4.6%	9.1%	5.3%	5.7%	4.8%
Acquisitions	6.0%	—%	—%	—%	—%	(1.2)%	2.9%	(0.3)%
Businesses Divested/to be Exited	—%	(0.1)%	(1.1)%	(1.5)%	—%	—%	(0.5)%	(0.5)%
Foreign Currency Impact	0.5%	0.2%	(0.1)%	0.1%	0.5%	0.2%	0.3%	0.2%

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted income from operations, adjusted operating margin, adjusted net sales, adjusted net income attributable to Regal Beloit Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, adjusted net sales, adjusted net income attributable to Regal Beloit Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition (“net sales from business acquired") and excluding sales from business divested/to be exited (“net sales from business divested/to be exited“) recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. For further clarification, we may use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Twelve Months Ended
	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017
GAAP Diluted Earnings Per Share	$1.28	$1.15	$5.26	$4.74
Restructuring and Related Costs	0.04	0.02	0.13	0.22
Purchase Accounting and Transaction Costs	—	—	0.09	—
Gain on Sale of Assets	(0.04)	(0.01)	(0.05)	(0.07)
Net (Income) Loss from Businesses Divested/to be Exited	(0.01)	0.01	(0.03)	0.01
CEO Transition Costs	0.07	—	0.07	—
Impairment and Exit Related Costs	—	—	0.61	—
Impact of the New US Tax Legislation	0.07	(0.02)	(0.08)	(0.02)
Adjusted Diluted Earnings Per Share	$1.41	$1.15	$6.00	$4.88

ADJUSTED INCOME FROM OPERATIONS

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017
GAAP Income from Operations	$32.1	$24.0	$33.3	$30.6	$24.4	$24.0	$89.8	$78.6
Restructuring and Related Costs	1.7	1.1	0.4	0.5	0.1	—	2.2	1.6
Purchase Accounting and Transaction Costs	0.1	—	—	—	—	—	0.1	—
Gain on Sale of Assets	(1.5)	(0.4)	(0.7)	—	—	—	(2.2)	(0.4)
Operating (Income) Loss from Businesses Divested/to be Exited	(0.1)	—	(0.7)	0.4	—	—	(0.8)	0.4
CEO Transition Costs	1.8	—	1.1	—	0.9	—	3.8	—
Adjusted Income from Operations	$34.1	$24.7	$33.4	$31.5	$25.4	$24.0	$92.9	$80.2

GAAP Operating Margin %	7.4%	5.9%	14.3%	14.1%	11.5%	12.2%	10.2%	9.6%
Adjusted Operating Margin %	7.8%	6.1%	15.0%	15.3%	11.9%	12.2%	10.7%	9.9%

ADJUSTED INCOME FROM OPERATIONS

	Twelve Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017
GAAP Income from Operations	$127.0	$99.8	$115.6	$141.5	$104.4	$89.8	$347.0	$331.1
Restructuring and Related Costs	5.6	10.9	1.8	2.5	0.3	0.7	7.7	14.1
Purchase Accounting and Transaction Costs	5.4	—	—	—	—	—	5.4	—
Gain on Disposal of Business	—	—	—	—	—	(0.1)	—	(0.1)
Gain on Sale of Assets	(1.9)	(1.1)	(0.7)	—	—	(2.8)	(2.6)	(3.9)
Operating (Income) Loss from Businesses Divested/to be Exited	—	0.2	(1.9)	0.1	—	—	(1.9)	0.3
CEO Transition Costs	1.8	—	1.1	—	0.9	—	3.8	—
Impairment and Exit Related Costs	—	—	34.9	—	—	—	34.9	—
Adjusted Income from Operations	$137.9	$109.8	$150.8	$144.1	$105.6	$87.6	$394.3	$341.5

GAAP Operating Margin %	7.1%	6.2%	11.3%	14.3%	12.4%	11.7%	9.5%	9.9%
Adjusted Operating Margin %	7.7%	6.9%	15.5%	15.5%	12.6%	11.4%	11.0%	10.4%

FREE CASH FLOW	Three Months Ended		Twelve Months Ended
	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017
Net Cash Provided by Operating Activities	$112.4	$56.9	$362.7	$291.9
Additions to Property Plant and Equipment	(18.4)	(16.2)	(77.6)	(65.2)
Free Cash Flow	$94.0	$40.7	$285.1	$226.7

GAAP Net Income Attributable to Regal Beloit Corporation	$55.6	$51.5	$231.2	$213.0
Goodwill Impairment	—	—	9.5	—
Asset Impairments	—	—	8.7	—
Tax Effect from Impairments	—	—	(4.0)	—
Adjusted Net Income Attributable to Regal Beloit Corporation[1]	$55.6	$51.5	$245.4	$213.0

Free Cash Flow as a Percentage of Adjusted Net Income Attributable to Regal Beloit Corporation	169.1%	79.0%	116.2%	106.4%

[1] The Net Income Attributable to Regal Beloit Corporation is adjusted for goodwill and asset impairments related to the business to be exited and used in the Free Cash Flow Calculation.

ADJUSTED EFFECTIVE TAX RATE	Three Months Ended		Twelve Months Ended
	Dec 29, 2018	Dec 30, 2017	Dec 29, 2018	Dec 30, 2017
Income before Taxes	$75.3	$65.3	$292.2	$277.2
Provision for Income Taxes	18.8	12.7	56.4	59.1
Effective Tax Rate	25.0%	19.4%	19.3%	21.3%

Income before Taxes	$75.3	$65.3	$292.2	$277.2
Impairment and Exit Related Costs	—	—	34.9	—
Adjusted Income before Taxes	$75.3	$65.3	$327.1	$277.2

Provision for Income Taxes	$18.8	$12.7	$56.4	$59.1
Tax Effect from Impairment and Exit Related Costs	—	—	8.2	—
Impact of the New US Tax Legislation	(3.0)	1.0	3.6	1.0
Adjusted Provision for Income Taxes	$15.8	$13.7	$68.2	$60.1

Adjusted Effective Tax Rate	21.0%	21.0%	20.8%	21.7%

2019 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2019 Diluted EPS Annual Guidance	$6.59	$6.99
Restructuring and Related Costs	0.18	0.18
Gain on Sale of Assets	(0.70)	(0.70)
CEO Transition Costs	0.08	0.08
2019 Adjusted Diluted EPS Annual Guidance	$6.15	$6.55

ORGANIC SALES GROWTH	Three Months Ended
	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales Three Months Ended Dec 29, 2018	$436.7	$232.2	$212.8	$881.7
Net Sales from Business Acquired	(31.4)	—	—	(31.4)
Net Sales from Businesses Divested/to be Exited	(0.1)	(9.7)	—	(9.8)
Impact from Foreign Currency Exchange Rates	7.2	2.5	1.4	11.1
Organic Sales Three Months Ended Dec 29, 2018	$412.4	$225.0	$214.2	$851.6

Net Sales Three Months Ended Dec 30, 2017	$407.7	$216.4	$196.6	$820.7
Net Sales from Businesses Divested/to be Exited	(0.4)	(10.7)	—	(11.1)
Adjusted Net Sales Three Months Ended Dec 30, 2017	$407.3	$205.7	$196.6	$809.6

Three Months Ended Dec 29, 2018 Organic Sales Growth %	1.3%	9.4%	9.0%	5.2%
Three Months Ended Dec 29, 2018 Net Sales Growth %	7.1%	7.3%	8.2%	7.4%

ORGANIC SALES GROWTH	Twelve Months Ended
	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales Twelve Months Ended Dec 29, 2018	$1,782.0	$1,024.8	$838.8	$3,645.6
Net Sales from Business Acquired	(96.2)	—	—	(96.2)
Net Sales from Businesses Divested/to be Exited	(1.4)	(52.6)	—	(54.0)
Impact from Foreign Currency Exchange Rates	(7.4)	1.2	(4.1)	(10.3)
Organic Sales Twelve Months Ended Dec 29, 2018	$1,677.0	$973.4	$834.7	$3,485.1

Net Sales Twelve Months Ended Dec 30, 2017	$1,604.3	$990.6	$765.4	$3,360.3
Net Sales from Businesses Divested/to be Exited	(1.9)	(60.4)	—	(62.3)
Adjusted Net Sales Twelve Months Ended Dec 30, 2017	$1,602.4	$930.2	$765.4	$3,298.0

Twelve Months Ended Dec 29, 2018 Organic Sales Growth %	4.7%	4.6%	9.1%	5.7%
Twelve Months Ended Dec 29, 2018 Net Sales Growth %	11.1%	3.5%	9.6%	8.5%

The following tables outline by quarter and full year the 2018 net sales and income from operations, and the full year adjusted diluted earnings per share, illustrating the impact of businesses divested and to be exited, which can be used to compare to Regal's 2019 guidance and actual performance.

	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal

Fiscal 2018 First Quarter Schedule for Ongoing Business
Net Sales Three Months Ended March 31, 2018	$414.0	$259.9	$204.9	$878.8
Net Sales from Businesses Divested/to be Exited	(33.5)	(18.0)	—	(51.5)
Net Sales from Ongoing Business	$380.5	$241.9	$204.9	$827.3

GAAP Income from Operations Three Months Ended March 31, 2018	$29.1	$32.3	$26.8	$88.2
Restructuring and Related Costs	1.3	0.4	—	1.7
Income from Operations of Businesses Divested/to be Exited	(3.3)	(1.6)	—	(4.9)
Adjusted Income from Operations of Ongoing Business	$27.1	$31.1	$26.8	$85.0

Ongoing Business Adjusted Operating Margin %	7.1%	12.9%	13.1%	10.3%

Fiscal 2018 Second Quarter Schedule for Ongoing Business
Net Sales Three Months Ended June 30, 2018	$469.0	$277.3	$213.4	$959.7
Net Sales from Businesses Divested/to be Exited	(33.6)	(19.2)	—	(52.8)
Net Sales from Ongoing Business	$435.4	$258.1	$213.4	$906.9

GAAP Income from Operations Three Months Ended June 30, 2018	$30.5	$44.0	$25.1	$99.6
Restructuring and Related Costs	0.7	0.7	0.1	1.5
Purchase Accounting and Transaction Costs	5.1	—	—	5.1
Income from Operations of Businesses Divested/to be Exited	(3.0)	(2.1)	—	(5.1)
Adjusted Income from Operations of Ongoing Business	$33.3	$42.6	$25.2	$101.1

Ongoing Business Adjusted Operating Margin %	7.6%	16.5%	11.8%	11.1%

	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal

Fiscal 2018 Third Quarter Schedule for Ongoing Business
Net Sales Three Months Ended September 29, 2018	$462.3	$255.4	$207.7	$925.4
Net Sales from Businesses Divested/to be Exited	(34.7)	(13.3)	—	(48.0)
Net Sales from Ongoing Business	$427.6	$242.1	$207.7	$877.4

GAAP Income from Operations Three Months Ended September 29, 2018	$35.3	$6.0	$28.1	$69.4
Restructuring and Related Costs	1.9	0.3	0.1	2.3
Purchase Accounting and Transaction Costs	0.2	—	—	0.2
Impairment and Exit Related Costs	—	34.9	—	34.9
Income from Operations of Businesses Divested/to be Exited	(3.0)	(1.5)	—	(4.5)
Adjusted Income from Operations of Ongoing Business	$34.4	$39.7	$28.2	$102.3

Ongoing Business Adjusted Operating Margin %	8.0%	16.4%	13.6%	11.7%

Fiscal 2018 Fourth Quarter Schedule for Ongoing Business
Net Sales Three Months Ended December 29, 2018	$436.7	$232.2	$212.8	$881.7
Net Sales from Businesses Divested/to be Exited	(35.6)	(11.2)	—	(46.8)
Net Sales from Ongoing Business	$401.1	$221.0	$212.8	$834.9

GAAP Income from Operations Three Months Ended December 29, 2018	$32.1	$33.3	$24.4	$89.8
Restructuring and Related Costs	1.7	0.4	0.1	2.2
Purchase Accounting and Transaction Costs	0.1	—	—	0.1
Gain on Sale of Assets	(1.5)	(0.7)	—	(2.2)
CEO Transition Costs	1.8	1.1	0.9	3.8
Income from Operations of Businesses Divested/to be Exited	(3.0)	(1.6)	—	(4.6)
Adjusted Income from Operations of Ongoing Business	$31.2	$32.5	$25.4	$89.1

Ongoing Business Adjusted Operating Margin %	7.8%	14.7%	11.9%	10.7%

	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal

Fiscal 2018 Full Year Schedule for Ongoing Business
Net Sales Twelve Months Ended December 29, 2018	$1,782.0	$1,024.8	$838.8	$3,645.6
Net Sales from Businesses Divested/to be Exited	(137.4)	(61.7)	—	(199.1)
Net Sales from Ongoing Business	$1,644.6	$963.1	$838.8	$3,446.5

GAAP Income from Operations Twelve Months Ended December 29, 2018	$127.0	$115.6	$104.4	$347.0
Restructuring and Related Costs	5.6	1.8	0.3	7.7
Purchase Accounting and Transaction Costs	5.4	—	—	5.4
Gain on Sale of Assets	(1.5)	(0.7)	—	(2.2)
CEO Transition Costs	1.8	1.1	0.9	3.8
Impairment and Exit Related Costs	—	34.9	—	34.9
Income from Operations of Businesses Divested/to be Exited	(12.3)	(6.8)	—	(19.1)
Adjusted Income from Operations of Ongoing Business	$126.0	$145.9	$105.6	$377.5

Ongoing Business Adjusted Operating Margin %	7.7%	15.1%	12.6%	11.0%

2018 ADJUSTED DILUTED EARNINGS PER SHARE FOR ONGOING BUSINESS	Twelve Months Ended December 29, 2018

Adjusted Diluted Earnings Per Share	$6.00
Earnings Per Share from Businesses Divested/to be Exited	(0.25)
Adjusted Diluted Earnings Per Share for Ongoing Business	$5.75